Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John D. Johnson, John Schmitz and David Kastelic his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-2 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                     Title                               Date
---------                     -----                               ----

/s/ John D. Johnson           President and Chief                 July 17, 2001
John D. Johnson               Executive Officer
                              (principal executive officer)


/s/ John Schmitz              Executive Vice President and        July 17, 2001
John Schmitz                  Chief Financial Officer
                              (principal financial officer)


/s/ Steve Burnet              Chairman of the Board               July 17, 2001
Steve Burnet                  of Directors


/s/ Bruce Anderson            Director                            July 17, 2001
Bruce Anderson


/s/ Robert Bass               Director                            July 17, 2001
Robert Bass


/s/ Curt Eischens             Director                            July 17, 2001
Curt Eischens


/s/ Robert Elliott            Director                            July 17, 2001
Robert Elliott

Signature                     Title                               Date
---------                     -----                               ----

/s/ Robert Grabarski          Director                            July 17, 2001
Robert Grabarski


/s/ Jerry Hasnedl             Director                            July 17, 2001
Jerry Hasnedl


/s/ Glen Keppy                Director                            July 17, 2001
Glen Keppy


/s/ James Kile                Director                            July 17, 2001
James Kile


/s/ Gerald Kuster             Director                            July 17, 2001
Gerald Kuster


/s/ Leonard Larsen            Director                            July 17, 2001
Leonard Larsen


/s/ Richard Owen              Director                            July 17, 2001
Richard Owen


/s/ Duane Stenzel             Director                            July 17, 2001
Duane Stenzel


/s/ Michael Toelle            Director                            July 17, 2001
Michael Toelle


/s/ Richard Traphagen         Director                            July 17, 2001
Richard Traphagen


/s/ Merlin Van Walleghen      Director                            July 17, 2001
Merlin Van Walleghen


/s/ Elroy Webster             Director                            July 17, 2001
Elroy Webster